UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2016

MICROBOT MEDICAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19871	94-3078125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 HaMada St.,
Yokneam 2069204, Israel
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +972-4-8200-710

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

Effective as of December 27, 2016, Microbot Medical Inc. (the “Company”) closed on the previously announced exchange (the “Exchange”) of approximately 9,735,925 shares or rights to acquire shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) held by Alpha Capital Anstalt (“Alpha”), for 9,736 shares of a newly designated class of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

The issuance of the 9,736 shares of Preferred Stock was exempt from registration under Section 4(a)(2) and/or 3(a)(9) under the Securities Act of 1933, as amended, and the rules promulgated thereunder.

Item 8.01.	Other Events.

Effective as of December 27, 2016, as a result of the Exchange referred to in Item 3.02 above, the Common Stock held by Alpha were cancelled, and the Company had issued and outstanding approximately 26,551,000 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Harel Gadot Chairman and Chief Executive Officer

Date: December 29, 2016